As filed with the Securities and Exchange Commission on September 7, 2007

Registration No. 333-145485

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KOSAN BIOSCIENCES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	94-3217016
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3832 Bay Center Place

Hayward, CA 94545

(510) 732-8400

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Robert G. Johnson, Jr., M.D., Ph.D.

President and Chief Executive Officer

Kosan Biosciences Incorporated

3832 Bay Center Place

Hayward, CA 94545

(510) 732-8400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

SUZANNE SAWOCHKA HOOPER, ESQ.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-145485) of Kosan Biosciences Incorporated is being filed solely for the purpose of (a) amending “Part II—Item 16. Exhibits” and “Part II—Exhibit Index” and (b) re-filing herewith Exhibit 24.1. No changes have been made to Part I of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$2,302.50
NASDAQ Global Market listing fee	45,000.00
Accounting fees and expenses	100,000.00
Legal fees and expenses	200,000.00
Transfer Agent fees and expenses	5,000.00
Printing and miscellaneous expenses	47,697.50

Total	$400,000.00

Item 15.	Indemnification of Directors and Officers.

As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation further provides that we must indemnify our directors to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to limited exceptions;

•

we may indemnify our other employees and agents to the extent that we indemnify our officers and directors, unless otherwise prohibited by law, our amended and restated certificate of incorporation, our amended and restated bylaws or agreements;

•	we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

We have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify these people against expenses, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual or threatened, to which any of these people may be made a party by reason of the fact that he or she is or was a director or an executive officer of Kosan or any of its affiliated enterprises, provided this person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of us and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of Kosan, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits.

Exhibit Number	Description of the Document

1.1	Form of Underwriting Agreement (1)

3.1	Amended and Restated Certificate of Incorporation of Registrant (2)

3.2	Amended and Restated Bylaws of Registrant (3)

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2	Specimen Common Stock Certificate (4)

4.3	Registrant’s Certificate of Designation of Series A Junior Preferred Stock (5)

4.4	Form of Common Stock Warrant Agreement and Warrant Certificate*

4.5	Form of Unit Agreement (1)

5.1	Opinion of Cooley Godward Kronish LLP*

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)*

24.1	Power of Attorney†

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

(2)	Filed as the like numbered Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2001 and incorporated herein by reference.

(3)	Filed as the like numbered Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 and incorporated herein by reference.

(4)	Filed as Exhibit 4.1 to the Registrant’s registration statement on Form S-1 or amendments thereto (File No. 333-33732) originally filed with the Securities and Exchange Commission on March 31, 2000, as amended, and incorporated herein by reference.

(5)	Filed as the like numbered Exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 15, 2001, and incorporated herein by reference.

*	Previously filed.

†	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on September 7, 2007.

KOSAN BIOSCIENCES INCORPORATED

By:	/s/ Robert G. Johnson, Jr.
Robert G. Johnson, Jr., M.D., Ph.D. Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert G. Johnson, Jr. Robert G. Johnson, Jr., M.D., Ph.D.	President and Chief Executive Officer (Principal Executive Officer) and Director	September 7, 2007

/s/ Gary S. Titus Gary S. Titus	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 5, 2007

* Peter Davis, Ph.D.	Chairman	September 7, 2007

* Bruce Chabner, M.D.	Director	September 7, 2007

* Kevan Clemens, Ph.D.	Director	September 7, 2007

* Jean Deleage, Ph.D.	Director	September 7, 2007

* Charles Homcy, M.D.	Director	September 7, 2007

* Chaitan Khosla, Ph.D.	Director	September 7, 2007

* Christopher Walsh, Ph.D.	Director	September 7, 2007

*By:	/s/ Robert G. Johnson, Jr.
Robert G. Johnson, Jr., M.D., Ph.D.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of the Document

1.1	Form of Underwriting Agreement (1)

3.1	Amended and Restated Certificate of Incorporation of Registrant (2)

3.2	Amended and Restated Bylaws of Registrant (3)

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2	Specimen Common Stock Certificate (4)

4.3	Registrant’s Certificate of Designation of Series A Junior Preferred Stock (5)

4.4	Form of Common Stock Warrant Agreement and Warrant Certificate*

4.5	Form of Unit Agreement (1)

5.1	Opinion of Cooley Godward Kronish LLP*

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)*

24.1	Power of Attorney†

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

(2)	Filed as the like numbered Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2001 and incorporated herein by reference.

(3)	Filed as the like numbered Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 and incorporated herein by reference.

(4)	Filed as Exhibit 4.1 to the Registrant’s registration statement on Form S-1 or amendments thereto (File No. 333-33732) originally filed with the Securities and Exchange Commission on March 31, 2000, as amended, and incorporated herein by reference.

(5)	Filed as the like numbered Exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 15, 2001, and incorporated herein by reference.

*	Previously filed.

†	Filed herewith.